Cornerstone Therapeutics Announces Management Change

Cary, N.C., June 30, 2010 – Cornerstone Therapeutics Inc. (Nasdaq: CRTX), a specialty pharmaceutical company focused on acquiring, developing and commercializing significant products primarily for the respiratory and related markets, today announced the resignation of David Price, Executive Vice President and Chief Financial Officer, who is leaving the Company to accept a chief financial officer position at another public company. Mr. Price’s resignation is effective July 2, 2010. The Company will immediately begin seeking a replacement for the officer position vacated by Mr. Price. Ira Duarte, Cornerstone’s Director of Accounting, will remain the Company’s Principal Accounting Officer.

“I would like to thank David for his significant contributions to Cornerstone over the past eighteen months,” said Craig A. Collard, Cornerstone’s President and Chief Executive Officer. “David has been an integral part of the recent transformation of the Company and we wish him success as he moves on to new challenges. I have great confidence in the talents of our executives and the finance team to manage through this transition.”

About Cornerstone Therapeutics

Cornerstone Therapeutics Inc. (Nasdaq: CRTX), headquartered in Cary, N.C., is a specialty pharmaceutical company focused on acquiring, developing and commercializing significant products primarily for the respiratory and related markets. The Company currently promotes multiple marketed products in the United States to respiratory-focused physicians, key retail pharmacies and hospitals with its specialty sales forces. The Company also has a late-stage clinical pipeline with a recent regulatory submission filing and four additional regulatory approval submissions targeted within the next three years. Key elements of the Company’s strategy are to in-license or acquire rights to underpromoted, patent-protected, branded respiratory or related pharmaceutical products, or late-stage product candidates; implement life cycle management strategies to maximize the potential value and competitive position of the Company’s currently marketed products, newly acquired products and product candidates that are currently in development; grow product revenue through the Company’s specialty sales forces; and maintain and strengthen the intellectual property position of the Company’s currently marketed products, newly acquired products and product candidates.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein, other than statements of historical fact, including statements regarding the progress and timing of our executive recruitment, our product development programs and related trials, our strategy and our future operations and opportunities, constitute forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the results of preclinical studies and clinical trials with respect to our products under development, our ability to satisfy FDA and other regulatory requirements and the other factors described in Item 1A (Risk Factors) of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the SEC) on March 4, 2010 and in our subsequent filings with the SEC. In addition, the statements in this press release reflect our expectations and beliefs as of the date of this release, should not be relied upon as representing our views as of any other date and do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments that we may make or enter into. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
FD
Brian Ritchie
212-850-5600
brian.ritchie@fd.com

Media Relations Contact:
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Robert Stanislaro
212-850-5600
robert.stanislaro@fd.com